Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-8333


On May 27, 2010, under Conformed Submission
485BPOS, accession number, 0001193125-10-130481
Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained one new series for Nuveen
Investment Trust II, Nuveen Global Flexible Allocation Fund.


See the Prospectus for terms of the securities.